================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                DATA RACE, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                DATA RACE, INC.
                              12400 NETWORK BLVD.
                           SAN ANTONIO, TEXAS 78249

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 15, 1999


To Our Shareholders:

     YOUR VOTES ON THE FOLLOWING MATTERS ARE VERY IMPORTANT. BECAUSE APPROVAL OF THE MATTERS REQUIRES THE VOTE OF TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILURE TO VOTE YOUR SHARES IS THE SAME AS A VOTE AGAINST THE MATTERS AND COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

     The Board of Directors is soliciting your proxy for a special meeting of shareholders to consider two very important matters. The Company's ability to sustain operations, make future capital expenditures, and fund the development and marketing of new products, is dependent to a great extent on the Company's ability to raise additional capital. The Company does not have a sufficient number of authorized shares to complete future equity financings, including the second closing of its July 1998 private placement. Therefore, the Board of Directors has approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock. The Board of Directors has also approved a separate amendment to the Company's Articles of Incorporation to reduce the shareholder vote required to approve certain corporate actions in order to allow the Company to respond more quickly and effectively to business opportunities as they arise. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENTS, WHICH ARE MORE FULLY DESCRIBED IN THE ACCOMPANYING MATERIALS.

     You are invited to attend, in person or by proxy, a special meeting of shareholders of DATA RACE, Inc., a Texas corporation (the "Company"), to be held at the Company's corporate offices, 12400 Network Blvd., San Antonio, Texas 78249, on January 15, 1999, at 10:00 a.m., CST, for the following purposes:

1. To approve an amendment to the Company's Articles of Incorporation, increasing the authorized number of shares of Common Stock.

2. To approve an amendment to the Company's Articles of Incorporation, reducing the shareholder vote required to approve certain corporate actions.


     And to transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on November 30, 1998, as the record date for the determination of shareholders entitled to vote at the meeting. You are encouraged to attend the meeting in person, but whether or not you plan on attending, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. AS INDICATED ON THE ATTACHED PROXY, YOU CAN ALSO GRANT YOUR PROXY BY TELEPHONE OR ON THE INTERNET. If, for any reason, you should subsequently change your plans, you can, of course, revoke the proxy at any time before it is actually voted.



                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  DR. W. B. BARKER
                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER





SAN ANTONIO, TEXAS
DECEMBER __, 1998

                                DATA RACE, INC.

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 15, 1999

                                  THE MEETING

     This Proxy Statement is furnished to the shareholders of DATA RACE, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders (the "Meeting") to be held January 15, 1999. This Proxy Statement and the accompanying proxy are being sent or given to the shareholders of the Company on or about December 7, 1998.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock ("Common Stock") is necessary to constitute a quorum at the Meeting. The approval of each matter to be considered at the Meeting requires the affirmative vote of two-thirds of the total number of outstanding shares of Common Stock. Votes cast "for" a matter constitute affirmative votes. "Abstentions" are counted for quorum purposes, but will have the same effect as votes "against" a particular matter. Broker non-votes (as well as the failure to vote) are not counted for quorum purposes and will have the same effect as votes "against" a particular matter. Unless specifically marked as "against" or "abstaining," each proxy which is properly signed and returned will be voted "for" a matter. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the record date. Proxies in the form enclosed will be voted at the Meeting, if properly executed, returned to the Company prior to the Meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company prior to the convening of the Meeting, or by presenting another proxy card with a later date. If you attend the meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

     The record date for shareholders entitled to vote at the Meeting is November 30, 1998. At the close of business on November 20, 1998, there were 16,514,113 shares of Common Stock issued and outstanding and entitled to vote at the Meeting. As of November 20, 1998 the directors and executive officers of the Company and their affiliates beneficially owned a total of 646,859 shares of Common Stock, or approximately 3.8% of the total number of shares outstanding and entitled to vote at the Meeting. The directors and executive officers and their affiliates have indicated to the Company that they presently intend to vote all of the shares of Common Stock owned by them for each of the Items set forth in the Notice of Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock as of November 20, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director; (iii) each named executive officer and (iv) all executive officers and directors as a group. Unless otherwise noted, each shareholder has sole voting and investment power with respect to the shares beneficially owned. Options included in the following table represent options currently exercisable or exercisable within 60 days of November 20, 1998.

                                                                   Number         Percent of
                                 Name                             of Shares          Class
                                 ----                             ---------          -----

Dr. W. B. Barker.............................................      346,177(1)         2.1%
Jeffrey P. Blanchard.........................................       74,615(2)          *
George R. Grumbles...........................................       29,500(3)          *
Matthew A. Kenny.............................................       29,500(4)          *
Dwight E. Lee................................................       36,000(5)          *
Edward A. Masi...............................................       32,500(6)          *
George H. Bennett............................................       50,000(7)          *
Gregory T. Skalla............................................       31,567(8)          *
All Directors and Executive Officers as a Group
     (10 persons)............................................      646,859(9)         3.8%
Liviakis Financial Communications, Inc.("LFC")(10)...........    1,935,364(10)       11.7%
John M. Liviakis(10).........................................    1,996,764(11)       12.1%
Renee A. Liviakis(10)........................................    1,935,364(12)       11.7%
Robert B. Prag (10)..........................................    2,404,189(13)       14.6%

_____________
  *  Indicates less than 1%.
(1)  Includes 309,500 shares subject to options held by Dr. Barker.
(2) Includes 22,500 shares subject to options held by Mr. Blanchard. Does not include 890,625 shares of Common Stock issuable upon conversion of outstanding Series E Preferred Stock and exercise of outstanding warrants purchased in July 1998 by First Capital Group of Texas II, L.P., an investment fund managed by Mr. Blanchard. The preferred stock and warrants are not convertible or exercisable until July 24, 1999 (subject to acceleration in certain cases).
(3)  Includes 29,500 shares subject to options held by Mr. Grumbles.
(4)  Includes 29,500 shares subject to options held by Mr. Kenny.
(5)  Includes 27,500 shares subject to options held by Mr. Lee.
(6)  Includes 27,500 shares subject to options held by Mr. Masi.
(7)  Includes 50,000 shares subject to options held by Mr. Bennett.
(8)  Includes 25,417 shares subject to options held by Mr. Skalla.
(9)  Includes 538,417 shares subject to options held by such persons.
(10) Information with respect to the beneficial ownership by each such shareholder was derived from Amendment No. 1 to Schedule 13D, filed September 10, 1998, by Liviakis Financial Communications, Inc. ("LFC"), John M. Liviakis, Renee A. Liviakis and Robert B. Prag. The number of shares does not include 488,888 shares subject to warrants issued to LFC in the November Private Placement (as defined in Item 1 below), the exercise of which warrants are contingent on approval of Item 1 at the Meeting, and does not include 200,000 shares issuable in connection with LFC's consulting agreement, the issuance of which shares are contingent upon approval of Item 1 at the Meeting. The address of each such shareholder is 2420 K Street, Suite 220, Sacramento, California 95816.
(11) Includes 1,935,364 shares owned by LFC (over which Mr. Liviakis shares voting and dispositive power by virtue of his position as an officer, director and owner of LFC).
(12) Represents shares owned by LFC (over which Ms. Liviakis shares voting and dispositive power by virtue of her position an officer, director and owner of LFC).
(13) Includes 1,935,364 shares of Common Stock owned by LFC (over which Mr. Prag shares voting and dispositive power by virtue of his position as an officer and director of LFC).

                                     ITEM 1

            AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION,

          INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The current authorized number of shares of capital stock of the Company consists of 2,000,000 shares of preferred stock, no par value (the "Preferred Stock"), and 20,000,000 shares of Common Stock. For the reasons described below, on November 13, 1998, the Board of Directors adopted a proposed amendment (the "Share Amendment") to the Company's Articles of Incorporation, for the purpose of increasing the authorized number of shares of Common Stock from 20,000,000 shares to 50,000,000 shares, and directed that the Share Amendment be submitted to a vote of the shareholders at the Meeting. The Share Amendment does not propose to change the authorized number of shares of Preferred Stock or any other aspect of the Articles of Incorporation.

     The Board of Directors has determined that an increase in the authorized number of shares of Common Stock is necessary to enable the Company to complete future equity financings, including the second closing of the July Private Placement (described below). Additionally, an increase in the authorized number of shares of Common Stock would permit the Company to effect stock splits, stock dividends and other issuances, as determined appropriate by the Board. The Company's ability to sustain operations, make future capital expenditures and fund the development and marketing of new or enhanced products is dependent to a great extent on the Company's ability to raise additional capital.

     The Company currently does not have a sufficient number of shares of Common Stock authorized and reserved for issuance in order to meet the necessary reserve requirements for the shares of Series D and Series F Preferred Stock and Class A and Class B Warrants to be issued in the second closing of the July Private Placement. Therefore, failure of the shareholders to approve the Share Amendment would prevent the Company from completing the second closing of the July Private Placement. Furthermore, even if the Company successfully completes the second closing of the July Private Placement without shareholder approval of the Share Amendment (requires waivers of reserve requirements by the investors), the continuing failure of the Company to meet such reserve requirements could result in the payment of cash by the Company to fund certain redemption obligations with respect to securities to be issued at the second closing. The Company notes that, even if the Share Amendment is approved, a significant decrease in the market price of the Common Stock prior to the establishment of the conversion price floor of the Series D Preferred Stock could result in the Company's inability to fully satisfy reserve requirements for the Series D Preferred Stock. However, the lack of additional cash to be received in the second closing or the cash requirements to fund the potential redemption of securities issued in the second closing could have a material adverse effect on the Company.

     On July 24, 1998, the Company completed the first closing of a private placement (the "July Private Placement") of its Series D Convertible Preferred Stock ("Series D Preferred Stock") and related Common Stock Purchase Warrants ("Class A Warrants") to Sovereign Partners L.P. and Dominion Capital Fund, Ltd. (the "Class A Investors"), for an aggregate price of $1,500,000, and its Series E Convertible Preferred Stock ("Series E Preferred Stock") and related Common Stock Purchase Warrants ("Class B Warrants") to First Capital Group of Texas II, L.P. (the "Class B Investor"), an investment firm managed by Jeffrey Blanchard, the Company's Chairman of the Board, for a price of $750,000. At such time, the Class A Investors agreed to purchase at a second closing additional shares of Series D Preferred Stock and Class A Warrants (exercisable for 226,415 shares at $0.6625 per share), for an aggregate price of $1,000,000, and the Class B Investor agreed to purchase at a second closing additional shares of Series F Convertible Preferred Stock ("Series F Preferred Stock") and Class B Warrants (exercisable for 140,625 shares at $0.80 per share), for an aggregate price of $750,000. The Series D Preferred Stock issuable in the second closing is convertible into Common Stock at the option of the holder beginning 90 days after the second closing date (subject to acceleration in certain events), at a conversion price equal to 80% of the trailing five-day average closing bid price of the Common Stock on the conversion date, subject to a minimum conversion price equal to the trailing 15-day average closing bid price of the Common Stock 90 days after the second closing date and subject to a maximum conversion price equal to the lesser of $3.00 or the trailing five-day average closing bid price of the Common Stock 90 days after the second closing date. The Series F Preferred Stock issuable in the second closing is convertible into Common Stock at the option of the holder beginning one year after the second closing (subject to acceleration in certain events), at a conversion price equal to the trailing five-day average closing bid price of the Common Stock on the date of the second closing. The second closing is scheduled to occur on or before January 31, 1999, and is subject to the Company's satisfaction of certain conditions. Proceeds from the second closing of the July Private Placement will be used primarily to promote further development and marketing of the Company's Be There! products and for working capital purposes.

     In accordance with the terms of the July Private Placement, the Company will be required to issue a progressively increasing number of shares of Common Stock upon conversion of the Series D Preferred Stock issuable in the second closing as the market price of the Common Stock decreases prior to 90 days after the second closing date (at which time a conversion price floor for such Series D Preferred Stock will be established, based upon the trailing 15-day average closing price on the 90th day). In addition, the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock issuable in the second closing will increase as the market price of the Common Stock prior to the second closing date decreases. As a result, it is possible that the current shareholders could incur significant dilution in the value of their shares if the market price of the Common Stock decreases during the time periods described. Shareholders should therefore consider the potential dilution before approving the Share Amendment.

     On November 20, 1998, the Company completed the closing of a $2.2 million private placement (the "November Private Placement") of securities to five accredited investors, including Liviakis Financial Communications, Inc. In the November Private Placement, the Company issued 977,778 shares of Common Stock and two-year warrants to purchase an additional 977,778 shares of Common Stock at a warrant exercise price of $2.25 per share. Exercise of the warrants issued in the November Private Placement is contingent upon shareholder approval of the Share Amendment. Shareholders should therefore consider the potential dilution arising from such warrant exercises before approving the Share Amendment. Proceeds from the November Private Placement will be used for general corporate purposes.

     If the Share Amendment is adopted by the shareholders, Article Four,
Section 4.1 of the Articles of Incorporation will be amended to read as follows:

          4.1 General. The aggregate number of shares which the Corporation has authority to issue is Fifty Two Million (52,000,000), divided into: one class of Fifty Million (50,000,000) shares of Common Stock, no par value, and one class of Two Million (2,000,000) shares of Preferred Stock, no par value, which may be divided into and issued in multiple series.

     As of November 20, 1998, there were an aggregate of approximately 19,705,000 shares of Common Stock outstanding or reserved for issuance upon exercise or conversion of outstanding options, warrants and convertible securities. Additionally, the Company has previously authorized the issuance of the following: approximately 1,276,000 additional shares pursuant to options available for grant under employee benefit plans; an indeterminate number of additional shares upon conversion of the preferred stock issuable in the second closing of the July Private Placement; approximately 480,000 shares upon exercise of warrants issuable in the second closing of the July Private Placement; approximately 978,000 additional shares pursuant to outstanding warrants issued in the November Private Placement (described below), the exercise of which are contingent upon shareholder approval of the Share Amendment; and the issuance of approximately 200,000 additional shares issuable in connection with an extension of the Company's consulting agreement with its investor relations consultant, the issuance of which shares are contingent upon shareholder approval of the Share Amendment.

     If the Share Amendment is approved, all or any part of the additional authorized but unissued shares of Common Stock may thereafter be issued without further approval from the shareholders, except as may be required by law or the policies of the Nasdaq Stock Market or other market on which the shares of stock of the Company may be listed or traded, for such purposes and on such terms as the Board may determine. Holders of the Common Stock of the Company do not have any preemptive rights to subscribe for the purchase of any shares of Common Stock, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership. The Share Amendment will not affect the rights of existing holders of Common Stock except to the extent that future issuances of Common Stock will reduce each existing shareholder's proportionate ownership interest in the Company.

     Approval of the Share Amendment requires the affirmative vote of holders of at least two-thirds of the total outstanding shares of Common Stock entitled to vote at the Meeting. In connection with the Company's annual meeting of shareholders held on November 13, 1998, the Company submitted a similar amendment proposing to increase the authorized capital stock of the Company. Although the proposed amendment received the affirmative vote of approximately 92% of the votes cast for the proposed amendment, the Company believes that the relatively short proxy solicitation lead time (due to factors outside the Company's control) hindered the Company's ability to obtain the requisite vote of two-thirds of all outstanding shares of Common Stock. Accordingly, shareholders are encouraged to vote their shares in the manner set forth in the enclosed proxy as soon as possible. The vote of each shareholder is important. The failure to vote has the same effect as a negative vote.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE SHARE AMENDMENT.

                                    ITEM 2

             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION,
               REDUCING THE SHAREHOLDER VOTE REQUIRED TO APPROVE
                           CERTAIN CORPORATE ACTIONS

     Under the Texas Business Corporation Act (the "Texas Corporation Act"), certain corporate actions require the affirmative vote of two-thirds of the outstanding shares. For the reasons described below, on November 13, 1998, the Board of Directors adopted a proposed amendment (the "Voting Amendment") to the Company's Articles of Incorporation, for the purpose of decreasing the specified portion of the affirmative votes required to approve such corporate actions, from two-thirds to a simple majority of the outstanding shares entitled to vote on the respective matters. The Voting Amendment does not propose to change any other aspect of the Articles of Incorporation.

     If the Voting Amendment is adopted by the shareholders, the following Article Eleven will be added to the Articles of Incorporation:

                                "ARTICLE ELEVEN

     With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, and notwithstanding that such Act may require a portion of the shares entitled to vote that exceeds that portion specified in this Article Eleven, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by such Act."

     Under the Texas Corporation Act, because the Company's Articles of Incorporation do not currently contain a provision similar to the Voting Amendment, the affirmative vote of the holders of two-thirds of the Company's outstanding shares entitled to vote is currently required to approve each of the following matters:

     (a)  amendment to the Articles of Incorporation of the Company;
     (b)  approval of a plan of merger or exchange involving the Company;
     (c) approval of a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company;
     (d)  approval of the voluntary dissolution of the Company; and
     (e) approval of a "business combination" (as defined in the Texas Corporation Act) of the Company with an "affiliated shareholder" (as defined in the Texas Corporation Act) during the three-year period following the date on which the person becomes an affiliated shareholder.

     If the Voting Amendment is approved by the shareholders at the Meeting, the vote required to accomplish any of the above-described matters will thereafter require the affirmative vote of holders of a majority (rather than two-thirds) of the shares entitled to vote on the matters. The two-thirds voting requirement under the Texas Corporation Act is not typical. The corporation laws of most states, including for example Delaware, New York and California, require merely the approval of a majority of the shareholders for significant corporate actions similar to those described above.

     The Board of Directors has determined that the Voting Amendment is necessary to enable the Company to respond quickly and effectively to business opportunities as they are presented and to enable the Company to take such other corporate actions as are deemed to be in the best interests of the shareholders. The Board of Directors believes that the statutory two-thirds voting requirement is overly restrictive and increases the transaction costs of completing desirable corporate actions and increases the risk of not obtaining the requisite approvals for significant corporation actions which are beneficial to the Company's shareholders. For example, as described in Item 1 above, the Company is soliciting the vote of shareholders to increase its authorized shares of Common Stock, a matter which was previously submitted to the shareholders for their approval and failed to receive the requisite two-thirds vote. The Company believes that the relatively short lead time for the prior proxy solicitation process (due to factors outside the Company's control) prevented the Company from obtaining the requisite vote. Therefore, because the Company continues to believe that an increase in the authorized shares is important to the Company's future success, the Company must again expend valuable time and resources in an effort to obtain the necessary votes. The Company believes that obtaining a two-thirds shareholder vote is extremely difficult because the Common Stock is widely held primarily by retail investors (according to information provided to the Company). The Company believes that a reduction in the percentage vote required to approve major corporation transactions, such as a merger or sale of the Company, would enhance the Company's ability to conclude in a timely manner business opportunities which are deemed to be in the shareholders' best interests.

     Approval of the Voting Amendment requires the affirmative vote of holders of at least two-thirds of the total outstanding shares of Common Stock entitled to vote at the Meeting. Accordingly, shareholders are encouraged to vote their shares in the manner set forth in the enclosed proxy as soon as possible. The vote of each shareholder is important. The failure to vote has the same effect as a negative vote.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE VOTING AMENDMENT.

                     COST AND METHOD OF PROXY SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company, and also by a proxy solicitation firm engaged for such purpose. In the event a proxy solicitation firm is engaged, the Company will pay to such firm customary fees for the firm's services and will bear the firm's reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of stock held by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                             BY ORDER OF THE BOARD OF DIRECTORS
                                             GREGORY T. SKALLA, SECRETARY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR A SPECIAL MEETING OF SHAREHOLDERS ON JANUARY 15, 1999

          The undersigned hereby appoints Jeffrey P. Blanchard, Dr. W.B. Barker and Gregory T. Skalla, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the special meeting and at any adjournment thereof, all shares of Common Stock of DATA RACE, Inc. held of record by the undersigned on the record date, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this proxy ballot. IF NO DIRECTIONS ARE GIVEN AND THE SIGNED PROXY BALLOT IS RETURNED, THE PROXIES WILL VOTE FOR ITEMS 1 AND 2, AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING ITEMS, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT:

1. Amendment to the Company's Articles of Incorporation, increasing the authorized number of shares of common stock.

          FOR: [_]      AGAINST: [_]      ABSTAIN: [_]

2. Amendment to the Company's Articles of Incorporation, reducing the shareholder vote required to approve certain corporate actions.

          FOR: [_]      AGAINST: [_]      ABSTAIN: [_]

The undersigned acknowledges receipt of the formal notice of such meeting and the accompanying Proxy Statement.

Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee, guardian, officer or partner, please give full title as such.

                                         PLEASE MARK, SIGN, DATE AND RETURN THE
                                         PROXY BALLOT PROMPTLY USING THE
                                         ENCLOSED ENVELOPE.

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                                         SIGNATURE(S)


                                         DATE:
                                              ----------------------------------

                                      A-1